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                                                                     EXHIBIT 1.1

                              GRAY TELEVISION, INC.

                                  $100,000,000

                    9 1/4% Senior Subordinated Notes Due 2011

                        [FORM OF UNDERWRITING AGREEMENT]

September -, 2002

WACHOVIA SECURITIES, INC.
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
ALLEN & COMPANY LLC
c/o Wachovia Securities, Inc.
One Wachovia Center
301 South College Street, TW-6
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

                  Gray Television, Inc. (f/k/a Gray Communications Systems, Inc.), a Georgia corporation (the "Company"), and the Guarantors (as defined below) hereby confirm their respective agreements with Wachovia Securities, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and Allen & Company LLC (collectively, the "Underwriters") as set forth below.

                  1. Securities. The Company proposes to issue and sell to the Underwriters $100,000,000 principal amount of its 9 1/4% Senior Subordinated Notes Due 2011 (the "Notes"). The Notes are to be issued under an indenture (the "Base Indenture"), dated as of December 15, 2001, by and among the Company, the Guarantors and Bankers Trust Company, which has since changed its name to Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), to be supplemented by a supplemental indenture (the "Supplemental Indenture", and together with the Base Indenture, the "Indenture"). The Notes will, pursuant to the Indenture, be guaranteed (the "Guarantees", together with the Notes, the "Securities"), jointly and severally, on an unsecured senior subordinated basis initially by the subsidiaries of the Company listed on Schedule 2 hereto (each, a "Guarantor" and, collectively, the "Guarantors"). This Agreement and the Indenture are hereinafter collectively referred to as the "Transaction Documents".

                  The Company and Stations Holding Company, Inc. ("Stations"), a Delaware corporation and parent company of Benedek Broadcasting Corporation ("Benedek"), have entered into an Agreement and Plan of Merger, dated as of June 4, 2002 (the "Merger Agreement"), pursuant to which the Company will acquire Stations by merging Gray MidAmerica Television, Inc., a newly formed wholly-owned subsidiary of the Company, into Stations for consideration of approximately $502.5 million in cash (the "Pending Merger"). A substantial portion of the cash consideration paid to Stations by the Company will be used to satisfy, in full, certain outstanding indebtedness of Stations. Prior to completion of the Pending Merger, Benedek is expected to have sold a total of nine television stations to other parties. Stations and its subsidiaries that are being acquired by the Company are hereinafter collectively referred to as the "Acquired Companies". In connection with the Pending Merger, each share of
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Stations senior preferred stock issued and outstanding immediately prior to the effective time of the Pending Merger and each share of Stations junior preferred stock issued and outstanding immediately prior to the effective time of the Pending Merger will be converted into the right to receive a cash payment. Each share of Stations class A common stock and Stations class B common stock and any options or warrants to acquire such shares issued and outstanding immediately prior to the effective time of the Pending Merger will be cancelled without any consideration paid. The net proceeds to the Company from the issuance of the Securities will be used to repay a portion of the borrowings under the Company's Third Amended and Restated Loan Agreement, dated as of September 25, 2001, by and among the Company and the various lenders and agents named therein. The foregoing transactions, together with the offering of the Securities and other transactions contemplated by this Agreement and the other Transaction Documents, are collectively referred to herein as the "Transactions". With respect to the representations, warranties and agreements made by each of the Company and the Guarantors in this Agreement concerning any or all of the Acquired Companies, such representations, warranties and agreements shall be limited to the knowledge, after an independent investigation, of each of the Company and the Guarantors in all cases.

                  2. Representations and Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3) (both before and after giving effect to the Transactions) that:

                  (a) A Registration Statement on Form S-3 (Registration No. 333-88694), including a prospectus and a preliminary prospectus supplement, with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder and has become effective. Copies of such registration statement have been delivered by the Company to you as the Underwriters. As used in this Agreement, (i) "Registration Statement" means such registration statement, as amended and supplemented to the date hereof; (ii) "Preliminary Prospectus" means the preliminary prospectus supplement together with the prospectus included in the Registration Statement or filed with the SEC pursuant to Rule 424 under the Securities Act; and (iii) "Prospectus" means the final prospectus included in the Registration Statement, together with any amendment or supplement (including in the case of each of (i)-(iii) all documents incorporated therein by reference) specifically relating to the Securities, as filed with the SEC pursuant to Rule 424(b) under the Securities Act.

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the SEC, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such


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Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 11 hereof.

                  (c) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the SEC; and the Registration Statement and Prospectus (as amended or supplemented) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 11 hereof.

                  (d) The documents incorporated by reference in the Prospectus, when they become effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Indenture, with any amendments and supplements thereto, will conform with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the SEC thereunder.

                  (e) As of the date of this Agreement, the Company has no direct or indirect subsidiaries other than those subsidiaries (the "Subsidiaries") listed on Schedule 2 hereto and all of the Subsidiaries are Guarantors. WEAU-TV, Inc., WVLT-TV, Inc., WRDW-TV, Inc., WITN-TV, Inc., Gray Kentucky Television, Inc., Gray Communications of Texas, Inc., Gray Communications of Texas - Sherman, Inc., KOLN-KGIN, Inc., Gray Florida Holdings, Inc., Gray Television Management, Inc., Gray MidAmerica Holdings, Inc., Gray Digital, Inc., KWTX-KBTX LP Corp., KXII L.P. Corp., KXII L.P., KWTX - KBTX L.P. and Lynqx Communications, Inc. ("Lynqx") are collectively referred to herein as the "Broadcast Subsidiaries". For purposes of this Section 2 only, "Subsidiaries" and "Broadcast Subsidiaries" shall hereinafter include the Acquired Companies, in each case, for representations, warranties and agreements of the Company and the Guarantors made after giving effect to the Acquisition.


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                  (f)      The Company and the Subsidiaries have been each duly
incorporated or formed, and each is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business as a foreign corporation or foreign partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify, in the aggregate, would not have a Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, earnings, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company or any Guarantor to perform any of its respective obligations under the Transaction Documents, the Notes or the Guarantees or to consummate the Transactions.

                  (g)      Neither the Company nor any of the Subsidiaries is
(i) in violation of its charter, by-laws or partnership agreement or (ii) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) having jurisdiction over the Company, the Subsidiaries or any of their respective properties, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect.

                  (h) Each of the Company and the Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate the properties and to carry on the business of the Company and its Subsidiaries as will be described in the Prospectus and each of them is in full force and effect, except in each case as otherwise shall be disclosed in the Prospectus or where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The Company has an authorized, issued and outstanding capitalization as will be set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (j) The issued shares of capital stock or partnership interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise shall be set forth in the Prospectus, are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, free and


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clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party.

                  (k) No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as will be described in or contemplated by the Prospectus.

                  (l) Except as will be described in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (m) Other than the Company's class A common stock, no par value per share, class B common stock, no par value per share, there are no securities of the Company registered under the Exchange Act or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. (n) Each of (i) Ernst & Young LLP and PricewaterhouseCoopers LLP, who shall separately certify certain financial statements of the Company and delivered their respective reports with respect to the audited consolidated financial statements and schedules of the Company in the Prospectus, and (ii) McGladrey & Pullen, LLP, who shall certify certain financial statements of Stations and delivered its reports with respect to the audited consolidated financial statements and schedules of Stations in the Prospectus, is and was, with respect to the Company and the Subsidiaries or Stations and its subsidiaries, as applicable, independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

                  (o) The consolidated financial statements (including the notes thereto) and schedules as shall be included or incorporated by reference in the Registration Statement and Prospectus will comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act and the applicable rules and regulations thereunder and will fairly present the financial position and the results of operations of the Company and the other entities purported to be covered thereby as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there shall have been no change nor any development or event involving a prospective change which will have or could reasonably be expected to have a Material Adverse Effect; such financial statements and schedules shall have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as shall otherwise be expressly noted in the notes thereto or elsewhere in the Prospectus); the summary or selected or other financial information and data that shall be included or incorporated by reference in the Registration Statement and Prospectus, historical and pro forma, shall have been fairly extracted from the financial statements of the Company and the other entities purported to be covered thereby and shall fairly present, on the basis that shall be stated in the Prospectus, the


                                      -5-
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information included therein; the pro forma balance sheet and statement of income data in the Prospectus have been prepared in accordance with the applicable rules and regulations under the Securities Act and include all adjustments necessary for a fair presentation of the pro forma financial position and results of operations of the Company and the Subsidiaries as of the dates and for the periods to which they apply.

                  (p) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus shall have been made or reaffirmed without a reasonable basis or shall have been disclosed other than in good faith.

                  (q) Subsequent to the respective dates as of which information shall be given in the Prospectus, (i) the Company and each of the Subsidiaries shall not have incurred any material liability or obligation, direct or contingent, nor shall either the Company or any Subsidiary have entered into any material transaction not in the ordinary course of business;
(ii) the Company shall not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there shall have not been any material change in the capital stock, short-term debt or long-term debt of the Company and each of the Subsidiaries, except in each case as will be described in or contemplated by the Prospectus.

                  (r) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Each of the Company and the Guarantors has all requisite corporate power or partnership power, as the case may be, and authority to execute, deliver and perform its obligations under this Agreement and the Indenture and to consummate the Transactions. The Transaction Documents have been duly authorized by all necessary corporate action or partnership action, as the case may be, of the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors and, as the case may be, by the Trustee, will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, and except as rights to indemnity and contribution may be limited by federal or state securities laws.

                  (t) The Notes have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute legal, valid and binding obligations of the Company


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entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the terms of the Indenture, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect.

                  (u) The Guarantees have each been duly authorized by each of the Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees will be entitled to the benefits of the Indenture and will constitute the valid and legally binding obligations of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and the terms of the Indenture, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect.

                  (v) The issuance, offering and sale of the Notes to the Underwriters by the Company and the making of the Guarantees by the Guarantors, pursuant to this Agreement, the compliance by the Company and the Subsidiaries (to the extent a party thereto) with the other provisions of the Transaction Documents herein and therein set forth and the consummation by the Company and the Subsidiaries, as applicable, of the transactions contemplated by this Agreement and the other Transactions do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority (including, without limitation, the FCC) or court, or body or arbitrator having jurisdiction over the Company or any Subsidiary, (ii) conflict with, result in a breach or violation of, or constitute a default under, (A) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (B) the charter or by-laws of the Company or of any Subsidiary, (C) any statute, rule or regulation of any governmental authority applicable to the Company or any Subsidiary or any of their respective properties or assets (including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996 (the "Telecommunications Act"), the Cable Television Consumer Protection Act of 1992 (the "1992 Cable Act") and the rules and regulations of the FCC) or (D) any judgment, order or decree of any government, government instrumentality, agency, body or court having jurisdiction over the Company or any such Subsidiary (to the extent a party thereto) or any of their respective properties or assets, or
(iii) result in the termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations, including those relating to the Communications Act, the Telecommunications Act, the 1992 Cable Act or the rules and regulations of the FCC, owned or held by the Company or any of the Subsidiaries (collectively, the "FCC Licenses") or result in any other material impairment of the rights of the holder of such FCC License.

                  (w) No legal or governmental proceedings or investigations are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that will not be described in the Prospectus, and no such proceedings or investigations have been threatened against the Company and any of the Subsidiaries or with respect to any of their respective properties, except in each case for such


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proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (x) Neither the Company, any of the Guarantors, nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (y) Neither the Company nor any of the Subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

                  (z) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that relates to the transactions and that would be required by the Securities Act to be described in a prospectus were the Securities being issued and sold in a public offering, that is not set forth in either (x) the Prospectus or (y) the Company's filings with the SEC pursuant to the Exchange Act.

                  (aa) The fair salable value of the assets of each of the Company and Guarantors exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; the assets of each of the Company and Guarantors do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; the Company and the Guarantors do not intend to, and do not believe that they will, incur debts beyond their respective ability to pay such debts as they mature; upon the issuance of the Securities, the fair salable value of the assets of each of the Company and the Guarantors will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; and upon the issuance of the Securities, the assets of each of the Company and the Guarantors will not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted.

                  (bb) The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, including any amendment thereto or any supplement thereto.

                  (cc) Subsequent to the date as of which information shall be given in the Prospectus, neither the Company nor any of the Subsidiaries shall have sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, except in each case as shall be described in or contemplated by the Prospectus.

                  (dd) The Company and each of the Subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as shall be set forth in the Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries, and any real property and buildings leased by the Company or such Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

                  (ee) Except as shall be set forth in the Prospectus, the affiliation agreement between each of the Broadcast Subsidiaries, on the one hand, and NBC, CBS, ABC and/or UPN, as the case may be, on the other hand, has been duly authorized, executed and delivered by each of the Broadcast Subsidiaries and constitutes the valid and legally binding obligations of the respective parties thereto; the description of the affiliation agreements in the Prospectus shall fairly summarize in all material respects such agreements.

                  (ff)     ERISA:

                  (i)      Definitions:

                  "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means each trade or business (whether or not incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

                  "ERISA Event" means (i) the occurrence of a "reportable event" described in Section 4043 of ERISA (other than an event with respect to which the 30 day notice requirement has been waived), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the

         PBGC, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan to which it is or has been obligated to contribute may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction or event which might reasonably be expected to constitute grounds for the imposition of liability under ERISA.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

                  "Plan" means an employee benefit plan (within the meaning of Section 3(3) of ERISA) other than a Multiemployer Plan, sponsored or maintained by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates could be subject to any liability under Title IV or Section 302 of ERISA or
         Section 412 of the Code.

                  "Underfunding" means, with respect to any Plan subject to Title IV of ERISA, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

                  (ii) No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect; the Company, its ERISA Affiliates and each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its ERISA Affiliates have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination, or withdrawal from, any Plan or Multiemployer Plan for which the Company or any of the Subsidiaries would have any liability; and each Plan that is intended to be qualified under Section 401(a) of the Code has filed for or received a favorable determination letter from the Internal Revenue Service and has not been amended in any way that could reasonably be expected to cause the loss of such qualification. No Underfunding exists with respect to any Plan.

                  (iii) None of the Company or any of its ERISA Affiliates contributes to or has any obligation to contribute to any Multiemployer Plans and Multiple Employer Plans.

                  (iv) No labor dispute with the employees of the Company and any of the Subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect.

                  (gg) The Company and each of the Subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any of the Subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (hh) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (ii)     Environmental Matters:

                  (i) The Company and each of the Subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

                  (ii) The Company and each of the Subsidiaries have obtained and are in compliance with the conditions of all permits, authorizations, licenses, approvals, authorizations, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of the Company and each of such Subsidiaries ("Environmental Permits");

                  (iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company and each of the Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

                  (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties the Company and each of the Subsidiaries or any formerly leased, operated or owned businesses, assets or properties of the Company and any of the Subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to:
         (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (iii) liabilities or obligations incurred by the Company and the Subsidiaries to comply with any Environmental Law, or (iv) fines or penalties arising under any Environmental Law;

except for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

                  (jj) The Company and each of the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves.

                  (kk) Neither the Company nor any of the Subsidiaries is, or immediately after the sale of the Securities and the application of the proceeds from such sale (as shall be described in the Prospectus) will be, an "investment company" or a company "controlled by" an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the SEC thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the securities of the Company.

                  (ll) Neither the Company nor any of the Subsidiaries is a "holding company" or a "subsidiary company" of a holding company or its "affiliate" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (mm) Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; nor has the Company or any Affiliate of the Company paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement). As used in this Agreement, "Affiliate" means, with respect to any specified person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (nn) The Company (i) has been subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act, as applicable, for a period of at least 36 calendar months immediately preceding the date hereof, and (ii) has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act, as applicable, during the 12 calendar months and any portion of a month immediately preceding the date hereof.

                  (oo) Neither the Company nor any of the Subsidiaries has, since the end of the last fiscal year for which certified financial statements of the Company and its consolidated subsidiaries were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, (i) failed to pay any dividend or sinking fund installment on preferred stock, or (ii) defaulted (A) on any installment or installments on indebtedness for borrowed money, or (B) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and the Subsidiaries, taken as a whole.

                  (pp) Based upon the price at which the voting stock of the Company was last sold, or the average of the bid and asked prices of such stock as of a date within 58 days prior to the date hereof, (i) the aggregate market value of the voting stock of the Company held by non-Affiliates of the Company is $150 million or more or (ii) the aggregate market value of the voting stock of the Company held by non-Affiliates of the Company is $100 million or more and the Company has had an annual trading volume of such stock of three million shares or more based upon the volume of the voting stock of the Company traded in any continuous 12 month period ended within 58 days prior to the date hereof.

                  (qq) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents to be filed as exhibits to any of the foregoing that have not been so described and filed as required.

                  (rr) Neither the Company nor any of the Subsidiaries conducts business with the government of Cuba or any person or Affiliate located in Cuba. In the event the Company or any of the Subsidiaries commences engaging in business with the government of Cuba or with any person or Affiliate located in Cuba, the Company will provide the Florida Department of Banking and Finance notice of such business in a form acceptable to such Department.

                  Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or their counsel shall be deemed to be a representation and warranty by the Company and each Guarantor to the Underwriters as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $100,000,000 aggregate principal amount of Securities, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriters in Schedule 1 hereto at a purchase price equal to - % of the principal amount thereof. One or more certificates in definitive form as instructed by the Underwriters for the Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Securities shall be made at the offices Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York at 10:00 A.M., New York time, on September - , 2002, or at such other place, time or date as the Underwriters and the Company may agree upon or as the Underwriters may determine pursuant to Section 12 hereof, such time and date of delivery against payment being herein referred to as the "Closing Date". The Company will make such certificate or certificates for the Securities available for checking and packaging by the Underwriters at the offices in New York, New York of Cadwalader, Wickersham & Taft at least 24 hours prior to the Closing Date.

                  4. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters that:

                  (a) The Company will furnish to the Underwriters and to Cadwalader, Wickersham & Taft, counsel for the Underwriters, as soon as reasonably possible, without charge, during the period referred to in paragraph
(c) below, as many copies as they may reasonably request of the Registration Statement and any amendments and supplements thereto filed prior to the date hereof or relating to or covering the Securities and of the Prospectus filed with the SEC, including all documents incorporated therein by reference and all consents and exhibits filed therewith, and will file with the SEC pursuant to Rule 424 a prospectus supplement, in form and substance satisfactory to the Underwriters and their counsel, relating to the offering contemplated hereby no later than the close of business on September - , 2002. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.

                  (b) The Company will not amend or supplement the Registration Statement or Prospectus or file any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document during the period referred to in paragraph (c) of this
Section 4 without the prior written consent of the Underwriters.

                  (c) During the period following the date hereof as, in the opinion of Cadwalader, Wickersham & Taft, counsel for the Underwriters, the Prospectus is required by law to be delivered, to comply with the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations under each thereof, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event occurs or condition exists as a result of which, in the reasonable opinion of Cadwalader, Wickersham & Taft, counsel for the Underwriters, or Proskauer Rose LLP, special counsel for the Company, the Prospectus will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered to a purchaser, not misleading, or if it should otherwise be necessary, in the opinion of such counsel, at any time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, the Company will promptly (i) notify the Underwriters of the same; (ii) subject to the requirements of paragraph (b) of this Section 4, will prepare and file with the SEC, an amendment or supplement that will correct such statement or omission or effect such compliance of the

Registration Statement or the Prospectus with such requirements; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters in accordance with paragraph (a) of this Section 4. The Company will not take any action on or prior to the Closing Date that would require the Prospectus to be amended or supplemented pursuant to this Section 4(c).

                  (d)      The Company shall advise the Underwriters promptly
(i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective or any supplement to the Prospectus shall have been filed, (ii) of any comments from the SEC or any request or proposed request by the SEC for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Securities), to the Prospectus to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus and (iv) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

                  (e) If, during the period referred to in paragraph (c) of this Section 4, the SEC shall issue a stop order suspending the effectiveness of the Registration Statement, the Company shall make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (f) The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering and sale of the Securities.

                  (g) The Company shall furnish to the Underwriters promptly upon written request, copies of any annual reports, quarterly reports and current reports filed by the Company with the SEC and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the SEC thereunder.

                  (h) The Company shall make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (i) The Company will from time to time take such actions to arrange for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the resale of the Securities; provided, however, that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (j) The Company, whenever it or any of the Subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issue of the Securities under this Agreement, shall promptly notify the Underwriters as to the nature of such information or event; provided, however that prior to the Closing Date, the Company shall obtain the written consent of the Underwriters prior to such publication or other communication of such information to the public, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such publication or communication is required by law. The Company will likewise notify the Underwriters of (i) any decrease in the rating of the Securities or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice. The Company will also deliver to the Underwriters, as soon as available and without request, copies of its latest yearly and quarterly financial statements and any report of its auditors thereon.

                  (k) The Company and the Guarantors (to the extent a party thereto) will do and perform all things required to be done and performed by them under this Agreement and the Transaction Documents prior to or after the Closing Date and to satisfy all conditions precedent on their part to the obligations of the Underwriters to purchase and accept delivery of the Securities.

                  (l) In connection with the offering of the Securities, the Company shall make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriters and to cooperate with the Underwriters and Underwriters' counsel with their due diligence review through the Closing Date;

                  (m) The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement as described under "Book-Entry; Delivery and Form" in the Prospectus.

                  (n) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

                  (o) Without the prior written consent of Wachovia Securities, Inc. on behalf of the Underwriters, neither the Company nor any of the Subsidiaries will, for a period of 180 days following the date hereof, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or file a registration statement for, or announce the offer, sale, contract for sale or other disposition of, any debt securities issued or guaranteed by the Company or any of the Subsidiaries (other than the Securities).

                  (p) Neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (q) The Company and the Subsidiaries will conduct its or their operations in a manner that will not subject the Company or any of the Subsidiaries to registration as an investment company under the Investment Company Act.

                  5. Expenses. The Company and the Guarantors, jointly and severally, hereby agree to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement, Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants, the Trustee and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the fees of any agency that rates the Securities, (vii) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters) and [(viii) preparation and filing by the Underwriters and their counsel of a filing in respect of the Registration Statement, Prospectus and any amendment or supplement thereto with NASD Regulation, Inc. under NASD Conduct Rule 2710]. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company or any Guarantor to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company and the Guarantors, jointly and severally, hereby agree to reimburse the Underwriters upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have reasonably been incurred by them in connection with the proposed purchase and sale of the Securities. In addition, the Company and the Guarantors shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Transaction Document or the issuance of the Securities, and shall save and hold each Underwriters harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

                  6. Conditions to the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company and the Guarantors in Section 2 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

                  (a) The Prospectus and supplement referred to in Section 4(a) of this Agreement shall have been timely filed with the SEC in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) The Prospectus (including amendments and supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriters may agree.

                  (c) The Underwriters shall have received opinions, dated the Closing Date, of (i) Troutman Sanders LLP, Georgia counsel for the Company, to the effect set forth in Exhibit A-1 hereto, which shall be accompanied by an opinion, dated the Closing Date, of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C., special Louisiana counsel for Lynqx, upon which Troutman Sanders LLP shall rely in rendering its opinion as to Lynqx and as to matters of Louisiana law, (ii) Proskauer Rose LLP, special counsel for the Company, to the effect set forth in Exhibit A-2 hereto, and (iii) Robert A. Beizer, Esq., Vice President - Law and Development of the Company, to the effect set forth in Exhibit A-3 hereto, and, in each case, otherwise in form and substance satisfactory to the Underwriters.

                  (d) The Underwriters shall have received an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel for the Underwriters, with respect to the issuance and sale of the Securities and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to certain matters of law upon the opinion of each counsel referred to in paragraph (c) above.

                  (e) The Underwriters shall have received from Ernst & Young LLP and PricewaterhouseCoopers LLP ("PwC"), each with respect to the Company and the Subsidiaries, and McGladrey & Pullen, LLP ("McGladrey"), with respect to Stations and its subsidiaries, letters dated the date of the Prospectus and the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) they are independent accountants with respect to the Company and its consolidated subsidiaries or Stations and its consolidated subsidiaries, as applicable, within the meaning of the Securities Act and the applicable rules and regulations thereunder;

                  (ii) in their opinion, the audited and unaudited consolidated financial statements and schedules examined by them and included in the Prospectus (including the notes thereto) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder;

                  (iii) with respect to the letters delivered by PwC and McGladrey only, on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and the Subsidiaries or of Stations and its subsidiaries, as applicable, and inquiries of certain officials of the Company or Stations, as applicable, who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that, (a) at a specific date not more than three business days prior to the date of such letter, there were any changes in the consolidated capital stock, increase in total debt or long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Company or Stations, as applicable, in each case, compared with amounts shown on June 30, 2002; or (b) for the period from June 30, 2002 to a specific date not more than three business days prior to the date of such letter, there were any decreases, as compared to the corresponding period in the preceding year, in sales and other operating revenues, operating income, and net income;

                  (iv) with respect to the letters delivered by PwC and McGladrey only, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries or of Stations and its consolidated subsidiaries, as applicable, and included in the Prospectus and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries or of Stations and its consolidated subsidiaries, as applicable, and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

                  (v) with respect to the letter delivered by PwC only, on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
         (v) and inquiries of certain officials of the Company and Stations who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that the unaudited pro forma combined condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                  In the event that a letter referred to above sets forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letter shall be accompanied by a written explanation from the Company or Stations, as applicable, as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by this Agreement and the Prospectus, as amended as of the date hereof.

                  References to the Prospectus in this paragraph (e) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

                  (f) The Underwriters shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company certifying: (i) that the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Prospectus, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and
(ii) as to the statements made in paragraph (g) of this section.

                  (g) Subsequent to the execution and delivery of this Agreement, or, if earlier, the date as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change in the capital stock or long-term debt, (ii) any material loss or interference sustained by the Company or any of the Subsidiaries with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or (iii) any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, condition (financial or otherwise), management, prospects, assets, liabilities, net worth, earnings or results of operations of the Company or any of the Subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto filed on or after the date of this Agreement).

                  (h) As of the date hereof, the Securities shall have been assigned a rating of at least (1) B3 by Moody's Investors Service, Inc. and its successors, and (2) B- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors. Subsequent to the date hereof, there shall not have been any decrease in the rating of any of the Company's debt securities (including the Securities) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) There shall not have occurred any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the SEC or any amendment or proposed amendment thereof by the SEC which in the reasonable judgment of the Underwriters would materially impair the ability of the Underwriters to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (j) No action shall have been taken and no statute, rule, regulation or order (including, without limitation, Regulation T, U or X of the Federal Reserve Board) shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (k) Subsequent to the execution and delivery of this Agreement, (i) trading in the Company's common stock shall not have been suspended or materially limited by the SEC nor shall trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market have been suspended nor materially limited nor minimum nor maximum prices have been established on such exchange, nor has a material disruption occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a banking moratorium shall not have been declared by New York or United States authorities; and (iii) there shall not have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change or development involving a prospective change in national or international general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Underwriters, makes it impractical or inadvisable to proceed with the offer, sale and delivery of the Securities or to enforce contracts for sale of the Securities as of the date thereof or as contemplated by the Prospectus.

                  (l) Each of the Transaction Documents shall be satisfactory in form and substance to each of the Underwriters and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                  (m) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Underwriters and counsel to the Underwriters. The Underwriters and counsel to the Underwriters shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (n) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and/or any Guarantor.

                  All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. The Company and the

Guarantors shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and counsel for the Underwriters shall reasonably request.

                  7. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement made by the Company in Section 2 of this Agreement;

                  (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or any Preliminary Prospectus;

                  (iii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto or any Preliminary Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) any untrue statement or alleged untrue statement of any material fact made herein or in any Transaction Document; or

                  (v) the breach of any covenant or agreement made herein or in any Transaction Document,

and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company or any Guarantor, as the case may be, may otherwise have. Neither the Company nor any Guarantor will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Guarantors, their respective directors, officers, and each person, if any, who controls the Company or any Guarantor, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any Guarantor, as the case may be, any such director or officer of the Company or any Guarantor, as the case may be, or any such controlling person of the Company or any Guarantor, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or any related preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, the Prospectus or any amendment or supplement thereto or any related preliminary prospectus, necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any Guarantor, as the case may be, by such Underwriter specifically for use therein, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any Guarantor, as the case may be, or any such director or officer or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Guarantor or the Underwriters, the parties' intents, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective obligations to purchase Securities as set forth in Schedule 1 hereto and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each person, if any, who controls the

Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

                  8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  9. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Securities which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after the default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company and the Subsidiaries will continue to be liable for the payment of expenses to the extent set forth in Section 5 and except that the provisions of Section 7 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this section, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

                  10. Termination. (a) This Agreement may be terminated with respect to the Securities in the sole discretion of the Underwriters, by notice to the Company given prior to the Closing Date in the event that (i) any condition to the obligations of the Underwriters set forth in Section 6 hereof has not been satisfied, (ii) the Company shall have failed, refused or been unable to deliver the Securities or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, or (iii) pursuant to Section 9 hereof.

                  (b)      Termination of this Agreement pursuant to this
Section 10 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

                  11. Information Supplied by Underwriters. The following statements set forth under the heading "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter to the Company for the purposes of Sections 2(a) and 7 hereof: the third paragraph (concerning conditions to the offering); the fourth paragraph (concerning transfer restrictions in the United Kingdom); the fifth and sixth paragraphs (concerning commissions and discounts); the first and second sentences of the ninth paragraph (concerning a trading market); and the tenth paragraph (concerning over-allotment and stabilization). The Underwriters confirm that such statements are correct.

                  12. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Securities, Inc., One Wachovia Center, 301 South College Street, TW-6, Charlotte, North Carolina 28288-0602, Attention: High Yield Origination, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Brian Hoffmann, Esq., and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Gray Communications Systems, Inc., 4370 Peachtree Road, NE, Atlanta, Georgia 30319, Attention: James Ryan, Chief Financial Officer, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attention: Robert A. Cantone, Esq.

                  13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in
Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

                  14. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  15. Consent to Jurisdiction, Service of Process and Waiver of Trial by Jury.

                  (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York.

                  (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this section shall affect the right of the parties to serve process in any other manner permitted by law.

                  (c) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  17. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.




WACHOVIA SECURITIES, INC.
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
ALLEN & COMPANY LLC

By: WACHOVIA SECURITIES, INC.



By:
    -----------------------------
    Name:
    Title:

                                     THE ALBANY HERALD PUBLISHING COMPANY, INC.
                                     POST-CITIZEN MEDIA, INC.
                                     GRAY COMMUNICATIONS OF INDIANA, INC.
                                     WEAU-TV, INC.
                                     WVLT-TV, INC.
                                     WRDW-TV, INC.
                                     WITN-TV, INC
                                     GRAY KENTUCKY TELEVISION, INC.
                                     GRAY COMMUNICATIONS OF TEXAS, INC.
                                     GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.
                                     GRAY TRANSPORTATION COMPANY, INC.
                                     GRAY REAL ESTATE AND DEVELOPMENT CO.
                                     GRAY FLORIDA HOLDINGS, INC.
                                     KOLN/KGIN, INC.
                                     WEAU LICENSEE CORP.
                                     KOLN/KGIN LICENSE, INC.
                                     WJHG LICENSEE CORP.
                                     WCTV LICENSEE CORP.
                                     WVLT LICENSEE CORP.
                                     WRDW LICENSEE CORP.
                                     WITN LICENSEE CORP.
                                     WKYT LICENSEE CORP.
                                     WYMT LICENSEE CORP.
                                     KWTX-KBTX LICENSEE CORP.
                                     KXII LICENSEE CORP.
                                     GRAY TELEVISION MANAGEMENT, INC.
                                     GRAY MIDAMERICA HOLDINGS, INC.
                                     GRAY PUBLISHING, INC.
                                     GRAY DIGITAL, INC.
                                     KWTX-KBTX LP CORP.
                                     KXII LP CORP.
                                     PORTA-PHONE PAGING LICENSEE CORP.
                                     KXII L.P.
                                     KWTX-KBTX L.P.
                                     LYNQX COMMUNICATIONS, INC.


                                     For each of the above:



                                     By:_______________________________________
                                        Name:
                                        Title:


                            UNDERWRITING AGREEMENT

                                   SCHEDULE 1

                                  UNDERWRITERS

                                                   Aggregate Principal
                                               Amount of Securities to be
             Underwriters                      Purchased from the Company
---------------------------------------   -------------------------------------
Wachovia Securities, Inc.                 $
Banc of America Securities LLC            $
Deutsche Banc Securities Inc.             $
Allen & Company LLC                       $
  Total                                   $100,000,000



                                    SCH. 1-1

                                   SCHEDULE 2

                                   GUARANTORS



                    Company                              State of Incorporation
----------------------------------------------------    ------------------------
The Albany Herald Publishing Company, Inc.              Georgia
Post-Citizen Media, Inc.                                Georgia
Gray Communications of Indiana, Inc.                    Georgia
WEAU-TV, Inc.                                           Georgia
WVLT-TV, Inc.                                           Georgia
WRDW-TV, Inc.                                           Georgia
WITN-TV, Inc                                            Georgia
Gray Kentucky Television, Inc.                          Georgia
Gray Communications of Texas, Inc.                      Georgia
Gray Communications of Texas - Sherman, Inc.            Georgia
Gray Transportation Company, Inc.                       Georgia
Gray Real Estate and Development Co.                    Georgia
Gray Florida Holdings, Inc.                             Georgia
KOLN/KGIN, Inc.                                         Delaware
WEAU Licensee Corp.                                     Delaware
KOLN/KGIN License, Inc.                                 Delaware
WJHG Licensee Corp.                                     Delaware
WCTV Licensee Corp.                                     Delaware
WVLT Licensee Corp.                                     Delaware
WRDW Licensee Corp.                                     Delaware
WITN Licensee Corp.                                     Delaware
WKYT Licensee Corp.                                     Delaware
WYMT Licensee Corp.                                     Delaware
KWTX-KBTX Licensee Corp.                                Delaware
KXII Licensee Corp.                                     Delaware
Gray Television Management, Inc.                        Delaware
Gray MidAmerica Holdings, Inc.                          Delaware
Gray Publishing, Inc.                                   Delaware
Gray Digital, Inc.                                      Delaware
KWTX-KBTX LP Corp.                                      Delaware
KXII LP Corp.                                           Delaware
Porta-Phone Paging Licensee Corp.                       Delaware
KXII L.P.                                               Delaware
KWTX-KBTX L.P.                                          Delaware
Gray MidAmerica Television, Inc.                        Delaware
Lynqx Communications, Inc.                              Louisiana


                                    SCH. 2-1

                                                                     Exhibit A-1



                     [FORM OF TROUTMAN SANDERS LLP OPINION]

(i) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify, in the aggregate, would not have a Material Adverse Effect;

(ii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

(iii) The issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, free and clear of any pledge, charge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party;

(iv) Other than as set forth in the Prospectus, to our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or the Subsidiaries is or may be the subject which, if determined adversely, could individually or in the aggregate be expected to have a Material Adverse Effect;

(v) The Company, Lynqx and each of the Guarantors that is a Georgia corporation, as listed on Schedule 2 to this opinion (collectively, the "Georgia Guarantors"), have the corporate or partnership power, as the case may be, and authority to execute and deliver each Transaction Document to which they are a party and to perform their respective obligations thereunder including, in the case of the Company, the issuance, sale and delivery of the Securities, and in the case of the Georgia Guarantors, the issuance of their Guarantees;

(vi) The Indenture and the Agreement have each been duly and validly authorized, executed and delivered by the Company, Lynqx and each of the Georgia Guarantors;

(vii) The Notes have been duly and validly authorized by the Company and the Guarantees have been duly authorized by Lynqx and each of the Georgia Guarantors; and

(viii) The execution and delivery by the Company, Lynqx and each of the Georgia Guarantors of, and the performance by the Company, Lynqx and each of the Georgia Guarantors of all of the provisions of their respective obligations under, the Agreement, the Indenture, the Notes and the Guarantees, and the consummation by the Company, Lynqx and each of the Georgia Guarantors of the Transactions, (i) have been duly authorized by all necessary corporate action on the part of the Company, Lynqx and each of the Georgia Guarantors (to the extent a party thereto), respectively, (ii) do not and will not result in any violation of their respective Articles of Incorporation or the By-laws and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of their respective properties or assets under,
         (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to us to which the Company, Lynqx or any such Georgia Guarantor is a party, by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree known to us of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company, Lynqx or any such Georgia Guarantor or any of their respective properties or assets.



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
                                                                     Exhibit A-2


                      [FORM OF PROSKAUER ROSE LLP OPINION]
                         SPECIAL COUNSEL TO THE COMPANY

(i) Each Transaction Document has been duly and validly authorized, executed and delivered by each Guarantor that is a Delaware corporation, as listed on Schedule 2 to this opinion (collectively, the "Delaware Guarantors"); the Indenture has been duly qualified under the Trust Indenture Act; and assuming the requisite corporate power and authority of and due authorization, execution and delivery of such Transaction Document by the Company, Lynqx, the Georgia Guarantors and the Trustee, each such Transaction Document is a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is considered in a proceeding in equity or at law);

(ii) The Guarantees have been duly authorized by the Delaware Guarantors, and assuming due authorization of the Notes by the Company and of the Guarantees by Lynqx and the Georgia Guarantors, when the Notes and the Guarantees are executed and authenticated in accordance with the respective terms of the Indenture and delivered to and paid for by the Underwriters, (i) the Notes and the Guarantees will be validly issued and outstanding and entitled to the benefits of the Indenture, and (ii) the Notes will constitute legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors, in each case enforceable in accordance with their respective terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is considered in a proceeding in equity or at law);

(iii) Each of the Delaware Guarantors has the corporate or partnership power, as the case may be, and authority to execute and deliver each Transaction Document to which it is a party and to perform its respective obligations thereunder, including the issuance of their Guarantees;

(iv) The Notes, Guarantees and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus;

(v) The Registration Statement has become effective under the Securities Act and the Prospectus including the prospectus supplement contemplated by Section 4(a) hereof) was filed pursuant to Rule 424(b) of the Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the SEC;

(vi) The Registration Statement and the Prospectus, as of their dates (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion is expressed), and each amendment or supplement thereto, as of its date, comply as to form in all material respects with the Securities Act, the rules and regulations thereunder and the Trust Indenture Act;

(vii) The documents incorporated by reference in the Prospectus (other than the financial statements (and notes thereto) and related schedules therein, as to which we need express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(viii) The Agreement has been duly authorized, executed and delivered by each of the Delaware Guarantors;

(ix) Other than as set forth in the Prospectus, to our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or the Subsidiaries is or may be the subject which, if determined adversely, could individually or in the aggregate be expected to have a Material Adverse Effect;

(x) The execution and delivery by the Delaware Guarantors of, and the performance by each of the Delaware Guarantors of all of the provisions of its respective obligations under, the Agreement, the Indenture and Guarantees and the consummation by each of the Delaware Guarantors of the Transactions (i) have been duly authorized by all necessary corporate action on the part of each of the Delaware Guarantors (to the extent a party thereto), (ii) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of any Delaware Guarantor and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of any Delaware Guarantor under, (A) any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other material agreement or instrument known to us to which any such Delaware Guarantor is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable U.S. federal or New York State law or statute or regulation (other than the securities or Blue Sky laws of the various states of the United States of

         America as to which we express no opinion) or the Delaware General Corporation Law or (C) any judgment, order or decree known to us of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over any such Delaware Guarantor or any of their respective properties or assets;

(xi) To our knowledge, no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign, or third party (other than as have been obtained under the Securities Act or the Trust Indenture Act or as may be required under the securities or Blue Sky laws of the various states of the United States of America as to which we express no opinion) is required for the valid authorization, issuance, sale and delivery of the Notes and Guarantees, or the performance by the Company and each of the Guarantors of all of their obligations under the Agreement, the Indenture, the Notes and Guarantees, or the consummation by the Company and each of the Guarantors of the transactions contemplated by the Agreement;

(xii) The Company is not, nor will it be, as a result of the consummation of any of the Transactions, an "investment company" or a company "controlled by" an "investment company", within the meaning of the Investment Company Act;

(xiii) Assuming the application of the proceeds of the Notes as set forth in the Prospectus, neither the consummation of the transactions contemplated by the Agreement, nor the sale, issuance, execution or delivery of the Notes, will violate Regulation T, U or X of the Federal Reserve Board;

(xiv) The statements in the Prospectus under the heading "Description of the Notes", insofar as such statements purport to constitute a summary of the terms of the Securities and under the heading "Summary of Certain United States Tax Considerations", insofar as such statements relate to statements of law or regulations or draw legal conclusions, have been reviewed by us and fairly summarize the matters described under such heading; and

(xv) Except as set forth in the Prospectus, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them.

         We have participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent auditors for the Company, and representatives of the Underwriters, at which conferences the contents of the Prospectus and related matters were discussed, and, although we are not general counsel to the Company or the Subsidiaries and have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent specified in clause (xiii) hereof), no facts have come to our attention which lead us to believe that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not expressing any opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Prospectus).

                                                                     Exhibit A-3


                        [FORM OF ROBERT BEIZER'S OPINION]

(i) The execution and delivery by each of the Company, the Licensees (as defined below) and the Broadcast Subsidiaries of, and the performance by each of the Company and the Broadcast Subsidiaries of its obligations under, the Agreement, the Indenture, the Registration Rights Agreement, the Notes and Guarantees, as applicable, did not or will not result in a violation of the Communications Act, the Telecommunications Act or any order, rule or regulation of the FCC, and do not and will not cause any forfeiture or impairment by or before the FCC of any FCC license, permit or authorization of any of the Broadcast Subsidiaries;

(ii) Neither the Company nor any Subsidiary is (A) in violation of its charter or by-laws or (B) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or such Subsidiary, respectively, is a party or by which it or any of them or any of their respective properties is bound, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary, respectively, or any of their respective properties, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect;

(iii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act, the Telecommunications Act or the rules and regulations of the FCC for the execution and delivery by each of the Company and the Broadcast Subsidiaries of, and the performance by each of the Company and the Broadcast Subsidiaries of its obligations under, the Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantees, as applicable;

(iv) Other than the Subsidiaries listed on Schedule 2 to such opinion, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(v) WEAU Licensee Corp., KOLN/KGIN License, Inc., WJHG Licensee Corp., WCTV Licensee Corp., WVLT Licensee Corp., WRDW Licensee Corp., WITN Licensee Corp., WKYT Licensee Corp., WYMT Licensee Corp., KWTX-KBTX Licensee Corp., KXII Licensee Corp. and Porta-Phone Paging Licensee Corp. (collectively, the "Licensees") are the holders of the FCC Licenses listed in an attachment to such opinion, all of which are validly issued by the FCC and in full force and effect with no material restrictions or qualifications other than as described in the Prospectus, and such FCC Licenses constitute all of the FCC Licenses necessary for the Company and the Licensees to own their properties and to conduct their businesses as proposed to be owned and conducted in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus;

(vi) To the best of our knowledge, the business and operations of the Company and the Licensees comply in all material respects with the Communications Act, the Telecommunications Act, the 1992 Cable Act and all published orders, rules and regulations of the FCC;

(vii) We do not know of (A) any proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or FCC Licenses of the Company and the Licensees, or (B) any communications laws or regulations of the United States applicable to such properties, businesses or FCC Licenses, which in either case could have a Material Adverse Effect;

(viii) To the best of our knowledge, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of the FCC Licenses, assuming the filing of timely license renewal applications and the timely payment of all applicable filing and regulatory fees to the FCC, or which might result in any other material impairment of the rights of the Company or the Licensees in the FCC Licenses;

(ix) The statements in the Risk Factors section of the Prospectus under the captions "We operate in a highly competitive environment and competition from other media entities may cause our advertising sales to decrease or our costs to increase", "The phased introduction of digital television will increase our capital and operating costs and may expose us to increased competition", "Certain regulatory agencies and the bankruptcy court must approve the merger and could delay or refuse to approve the merger", "Federal regulation of the broadcasting industry limits our operating flexibility", "The FCC's duopoly restrictions limit our ability to own and operate multiple television stations in the same market and our ability to own and operate a television station and newspaper in the same market" and "Our paging operations are subject to federal regulation" and the statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, incorporated by reference into the Prospectus, under the captions "Competition -- Television Industry", "Competition -- Paging Industry" and "Federal Regulation of the Company's Business" (together, the "Regulatory Sections"), insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal or regulatory matters, documents and proceedings and fairly summarize the matters referred to therein; and

(x) Each of the agreements set forth on Schedule 1 to such opinion (collectively, the "Reviewed Agreements") described in the Prospectus and documents incorporated by reference therein conform in all material respects to the description thereof contained in the Prospectus and documents incorporated by reference therein, and, to my knowledge, do not differ in any material respect from the descriptions thereof contained in the Prospectus.

         We have participated in the preparation of the text included in the Regulatory Sections in the Prospectus and have met with officers and other representatives of the Company and the Subsidiaries and representatives of counsel to the Company, the Underwriters and counsel to the Underwriters, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent specified in clauses (ix) and (x) above), no facts have come to our attention which lead us to believe that the text contained in the Regulatory Sections of the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not expressing an opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Prospectus).









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
                                                               Schedule 1 to the
                                                         Robert Beizer's Opinion

                               Reviewed Agreements


- Merger Agreement among the Company, Stations and Gray MidAmerica Television, Inc.

- Each of the Lock Up Agreements entered into by the Company and Stations, on the one hand, with each of certain stockholders and creditors of Stations, on the other hand, as follows:

   [LIST CERTAIN STOCKHOLDERS AND CREDITORS]

-  Other agreements relating to the Pending Merger.

- Preferred Stock Purchase Agreement between the Company and certain investors relating to the Series C Convertible Preferred Stock of the Company.

-  Ancillary agreements related to the above Preferred Stock Purchase Agreement.

- Affiliation agreements between each of the Broadcast Subsidiaries, on the one hand, and CBS or NBC, as the case may be, on the other hand. The Broadcast Subsidiaries are as follows:

   WEAU-TV, Inc., WVLT-TV, Inc., WRDW-TV, Inc., WITN-TV, Inc., Gray Kentucky Television, Inc., Gray Communications of Texas, Inc., Gray Communications of Texas - Sherman, Inc., KOLN-KGIN, Inc., Gray Florida Holdings, Inc., Gray Television Management, Inc., Gray MidAmerica Holdings, Inc., Gray Digital, Inc., KWTX-KBTX LP Corp., KXII L.P. Corp., KXII L.P., KWTX - KBTX L.P. and Lynqx Communications, Inc.

- Warrant Agreement between the Company and Bull Run Corporation for the purchase of up to 100,000 shares of the Company's class B common stock.

-  Ancillary agreements related to the above Warrant Agreement.

-  Other agreements subject to continuing due diligence review.



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